                                      EXHIBIT 4.5


                                [Form of Note]

CUSIP NO.                                    PRINCIPAL AMOUNT:

REGISTERED NO.


                                 RAYONIER INC.

                      SERIES B MEDIUM-TERM FIXED RATE NOTE

                   Due Nine Months or More from Date of Issue

                          [ ] Check this box if the Note is a Global Note.

        Applicable if the Note is a Global Note: [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & Co. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

ORIGINAL ISSUE DATE:                 INTEREST RATE PER                      STATED MATURITY:
                                     ANNUM:
ISSUE PRICE:     %                   REDEEMABLE ON OR AFTER: (AT
                                     OPTION OF THE COMPANY)

INITIAL DATE ON WHICH
THE NOTE IS REPAYABLE
AT THE OPTION OF THE
HOLDER:

                                     INITIAL REDEMPTION
                                     PERCENTAGE:

ANNUAL REDEMPTION                                                           DEFAULT RATE:  (Only applicable
PERCENTAGE REDUCTION:                                                       if Note issued at
                                                                            original issue discount)

                                                                            DEPOSITARY:  (Only applicable if
                                                                            Note is a Global Note)

INTEREST PAYMENT DATES:

REGULAR RECORD DATES:

OID DEFAULT AMOUNTS:  (Only                                                 SINKING FUND:
applicable if Note issued
at original issue discount)

AUTHORIZED DENOMINATIONS:

OTHER TERMS:

        RAYONIER INC., a corporation organized and existing under the laws of North Carolina (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to
                                        , or registered assigns, the principal
sum of                      Dollars at the office or agency of the Company in
the Borough of Manhattan, The City of New York (the "Paying Agent"), on the Stated Maturity specified above (the "Stated Maturity"), or if such date is not a Business Day (as defined below), the next succeeding Business Day, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at said office or agency at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) specified above, in like coin or currency, from and including the Original Issue Date specified above or from and including the most recent Interest Payment Date to which interest has been paid or duly provided for, on the Interest Payment Date(s) specified above in each year following the Original Issue Date and at Maturity until the principal sum hereof has been paid or duly provided for. The first payment of interest on a Note originally issued and dated between a Regular Record Date and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Regular Record Date to the Holder at the close of business on such next succeeding Regular Record Date. Payments of interest on this Note due on any Interest Payment Date shall include interest accrued to but excluding such Interest Payment Date. Subject to certain exceptions provided in the Indenture referred to on the reverse hereof, the interest so payable on any Interest Payment Date shall be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date (specified above) next preceding such Interest Payment Date and interest payable at Maturity shall be paid to the Person to whom said principal sum is payable.

        Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) shall be made by check mailed to the address of the person entitled thereto as it appears in the Security Register or by wire transfer to those persons holding Notes with an aggregate principal amount of greater than $5 million to such account as may have been appropriately designated by such Holder as set forth herein. Payment of the principal of, premium, if any, and interest, if any, on this Note due to the Holder hereof at Maturity shall be made, in immediately available funds, upon presentation of this Note for surrender at the office of the Paying Agent in the Borough of Manhattan, The City of New York.

        Any designation for wire transfer purposes shall be made by filing the appropriate written information with the Paying Agent in the Borough of Manhattan, The City of New York, by no later than the Regular Record Date immediately preceding the applicable Interest Payment Date and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date, shall remain in effect with respect to any further payments with respect to this Note payable to such Holder.

        The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon such payments shall be borne by the Holder or Holders of this Note in respect of which such payments are made. Any payment on this Note due on any day which is not a Business Day in The City of New York need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue on such payment for the period from and after such due date to such next succeeding Business Day.

        If this Note is a Global Note as specified above, the following legend is applicable: "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY."

        "Business Day" shall mean, as used herein with respect to any particular location, every day except a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.

        Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

        Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.


        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                                           RAYONIER INC.,

                                             by
                                               --------------------------------
                                               Senior Vice President

Attest:

- -----------------------------
Secretary


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Bankers Trust Company,
as Trustee

  by
    -------------------------
    Authorized Signatory

Dated:

                               [Reverse of Note]

                                 RAYONIER INC.

                      SERIES B MEDIUM-TERM FIXED RATE NOTE

                   Due Nine Months or More from Date of Issue

                 This Note is one of a duly authorized issue of securities of the Company (herein the "Securities"), issued and to be issued in one or more series under an indenture dated as of September 1, 1992, as supplemented and amended (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities are general unsecured obligations of the Company and will rank pari passu with all other Securities issued under the Indenture. This Note is one of a series of the Securities, which series is limited in aggregate initial principal amount to $174,000,000, designated as the Series B Medium-Term Notes (the "Notes") of the Company. The Notes may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the holder at different times or not at all and be issued at an original issue discount.

                 If this Note is not issued with an original issue discount and if an Event of Default, as defined in the Indenture, with respect to the Notes of this series shall occur and be continuing, the principal of the Notes of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

                 If so provided on the face of this Note under the heading "Redeemable on or after (at option of the Company)", this Note may be redeemed by the Company on and after the date so indicated on the face hereof. Notice of redemption shall be given not later than 30 days and not earlier than 60 days prior to the date fixed for redemption. On and after the date, if any, from which this Note may be redeemed, this Note may be redeemed in whole or in part, at the option of the Company, at a redemption price equal to the product of the principal amount of this Note to be redeemed multiplied by the Redemption Percentage as defined herein. The "Redemption Percentage" shall initially equal the Initial Redemption Percentage specified on the face of this Note, and shall decline at each anniversary of the initial date that this Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified on the face of this Note, until the Redemption Percentage is equal to 100%.

                 If so provided above, this Note will be repayable in whole or in part in increments of $1,000, provided that the remaining principal amount of any Note surrendered for partial repayment shall be at least $1,000, on any Business Day on or after the "Initial Date on Which the Note is Repayable at the Option of the Holder" (as stated on the face hereof) at the option of the Holder, at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the Holder of this Note, on or before the fifteenth, but not earlier than the twenty-fifth, calendar day or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the

National Association of Securities Dealers, Inc., or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of this Note, (b) the principal amount of this Note and the amount of this Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Company will receive this Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Note and form duly completed are received by the Paying Agent on behalf of the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is Bankers Trust Company, Four Albany Street, New York, New York 10006, Attention:
Corporate Trust and Agency Group (or at such other places as the Company shall notify the Holders of the Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repayment will be determined by the Company, whose determination will be final and binding.

                 In the event of redemption or repayment of this Note in part only, a new Note or Notes of this series for the parts hereof not redeemed or repaid will be issued in the name of the Holder hereof upon the cancelation hereof.

                 If this Note is issued with an original issue discount, (i) if an Event of Default with respect to the Notes shall have occurred and be continuing, the amount of principal of this Note which may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner set forth under the heading "OID Default Amount" on the face hereof, and (ii) in the case of a default of payment in principal upon acceleration, redemption, repayment at the option of the holder or at the Stated Maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Note shall bear interest at a rate of interest per annum equal to the Default Rate specified on the face hereof (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption, repayment at the option of the holder or Stated Maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture. Upon payment (A) of the amount of principal so declared due and payable and (B) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Notes of this series shall terminate.

                 If this Note is a Global Note (as specified on the face hereof) this Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor Depositary (in any case in which the Company may appoint a successor Depositary) within 90 days after the Company receives notice or becomes aware of such unwillingness, inability or ineligibility, (y) the Company executes and delivers to the Trustee a Company Order that such Global Note shall be exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Notes represented hereby. If this Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Stated Maturity and other terms and of differing authorized denominations aggregating a like amount. Any Global Note that is exchangeable pursuant to the second preceding sentence shall be exchangeable for Notes registered in such names as such Depositary shall direct.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

                 No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

                 The Indenture contains provisions for satisfaction, discharge and defeasance of the entire indebtedness on this Note, upon compliance by the Company with certain conditions set forth therein.

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Securities Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the

Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Notes of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                 A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

                 This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

                 Capitalized terms used herein which are defined in the Indenture and not defined herein shall have the respective meanings assigned thereto in the Indenture.

                 The company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made to:

                 Rayonier Inc.
                 1177 Summer Street
                 Stamford, Connecticut 06904
                 Attention of Corporate Secretary

                 THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                          OPTION TO ELECT REPAYMENT

                 TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                   AT THE OPTION OF THE HOLDER AND THE HOLDER
                         ELECTS TO EXERCISE SUCH RIGHT

                 The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the repayment date, to the undersigned, at

                         (please print or type name and address of the
undersigned).
                 For this Note to be repaid the Company must receive at the applicable address of the Trustee set forth above or at such other place or places of which the Company shall from time to time notify the holder of the within Note, on or before the fifteenth, but not earlier than the twenty-fifth, calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, (i) this Note, with this "Option to Elect Repayment" form duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of securities Dealers, Inc., or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the Holder of the Note, (b) the principal amount of the Note and the amount of the Note to be repaid, (c) a statement that the option to elect repayment is being exercised hereby, and (d) a guarantee stating that the Note to be repaid with the form entitled "Option to Elect Repayment" on the addendum to the Note duly completed will be received by the Company not later than five Business Days after the date of such telegram, telex, facsimile transmission or letter (and such Note and form duly completed are received by the Paying Agent on behalf of the Company by such fifth Business Day).
Exercise of the repayment option by the Holder shall be irrevocable.

                 If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an integral multiple of $1,000) which the Holder elects to have repaid: _________________ (in the absence of any such specification, the entire principal amount of the Note will be repaid); and specify the denomination or denominations (which shall be $1,000 or an integral multiple of $1,000 in excess thereof) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any specification, one such Note will be issued for the portion not being repaid):
_______________.

Date:
                                           ------------------------------------
                                           Notice:  The signature on this
                                           Option to Elect Repayment must
                                           correspond with the name as written
                                           upon the face of the Note in every
                                           particular without alteration or
                                           enlargement or any other change
                                           whatsoever.

                                 ABBREVIATIONS

                 The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM--as tenants in common                     UNIF GIFT MIN ACT--
                                                         Custodian
TEN ENT--as tenants by the                        -------          ---------
entireties                                         (Cust)           (Minor)

                                                  Under Uniform Gifts to
                                                  Minors Act
JT TEN--as joint tenants with
right of survivorship and not as
tenants in common                                 --------------------------
                                                  (State)

                 Additional abbreviations may also be used though not in the above list.

                    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

[Please Insert Social Security or
Other Identifying Number of Assignee]

- ------------------------


- ------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE]

- ------------------------------------------------------------

- ------------------------------------------------------------


the within Note of Rayonier Inc. and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.


Dated:
       --------------                      -----------------------------------

                                           -----------------------------------


NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any other change whatsoever.